Exhibit 99.2

AMERICAN HOMES 4 RENT

SECOND QUARTER 2020

Earnings Release and Supplemental Information Package

3498

home

★★★★★

American Homes 4 Rent

2

American Homes 4 Rent
Earnings Press Release
American Homes 4 Rent Reports Second Quarter 2020 Financial and Operating Results
AGOURA HILLS, Calif., Aug. 6, 2020—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high-quality single-family homes for rent, today announced its financial and operating results for the quarter ended June 30, 2020.
Highlights
•Total revenues increased 0.4% to $283.1 million for the second quarter of 2020 from $281.9 million for the second quarter of 2019.
•Net income attributable to common shareholders totaled $15.4 million, or $0.05 per diluted share, for the second quarter of 2020, compared to $22.5 million, or $0.08 per diluted share, for the second quarter of 2019.
•Core Funds from Operations (“Core FFO”) and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders for the second quarter of 2020, which have not been adjusted to exclude the negative impact of the COVID-19 pandemic, were $0.27 and $0.23 per FFO share and unit, respectively, compared to $0.28 and $0.25 per FFO share and unit, respectively, for the second quarter of 2019.
•Experienced record demand, driving Same-Home portfolio Average Occupied Days Percentage to 95.6% in the second quarter of 2020, while achieving 4.4% rental rate growth on new leases.
•Strong leasing momentum continues into the third quarter of 2020, with Same-Home portfolio Average Occupied Days percentage reaching an all-time high of 96.4% in July 2020.
•Through July 2020, collected 96.5% of second quarter 2020 rents and 92% of July 2020 rents, which represents over 99% of second quarter 2020 payment history for the same time frame.

“We are pleased with our second quarter performance, which demonstrated the strength and resiliency of our operating platform in today’s challenging times and highlights our ability to grow and deliver shareholder value in any economic cycle,” said David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “Demand for our homes has never been stronger as our leasing and occupancy levels reached all-time highs during June and July. The COVID-19 crisis shined a light on the benefits of our homes as people are moving from high-density city living to single-family suburban communities. Amid this changing landscape, we are executing on our growth programs, including our proprietary AMH Development pipeline, to deliver additional housing in our high-growth markets. Our key competitive advantages – a diversified national portfolio, low leverage, investment grade balance sheet and technology enabled operating platform – have solidified our leadership position in the single-family rental industry.”

COVID-19 Business Update
The Company has maintained continuity in business operations since the beginning of the COVID-19 pandemic and produced strong operating results in the second quarter of 2020 demonstrating the flexibility of its technology enabled operating platform and the resiliency of its high-quality, diversified portfolio. Comprehensive remote working policies remain in place for all corporate and field offices, and operational protocols have been tailored based on state and local mandates to ensure continuity of services, while protecting employees, residents and their families. Additionally, during the second quarter of 2020, the Company waived late fees and month-to-month lease premiums, halted evictions for nonpayment of rent, and offered zero percent increases on newly signed renewals for leases expiring between April and July 2020.
Leasing and Collections Update
Driven by shifting housing preferences as households migrate away from city centers and apartments, the Company is experiencing record demand levels and reported its highest ever Same-Home portfolio Average Occupied Days Percentages

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

American Homes 4 Rent
Earnings Press Release (continued)
in June and July 2020. A summary of the Company’s Same-Home portfolio Average Occupied Days Percentages for the second quarter and July 2020 is as follows:

	April 2020	May 2020	June 2020	July 2020
Same-Home Average Occupied Days Percentage	95.2%	95.5%	96.1%	96.4%
Additionally, as the Company entered the third quarter of 2020, it began a socially responsible return to normal operating practices, including the assessment of late fees, in jurisdictions where allowable, and modest renewal increases on expiring leases. A summary of the Company’s leasing spread activity for the second quarter and July 2020 is as follows:

	April 2020	May 2020	June 2020	July 2020
Average Change in Rent for Renewals	3.0%	1.1%	—%	—%
Average Change in Rent for Re-Leases	3.6%	4.4%	5.4%	5.4%
Average Blended Change in Rent	3.2%	2.3%	1.8%	2.0%
Collections continue to remain resilient with the Company recognizing revenue on 96.5% of its second quarter 2020 rental billings, all of which has been collected in cash through July 2020 without application of any existing resident security deposits or adjustment for deferred payment plans. As further second quarter 2020 collections are received, the associated revenue will be recognized in the applicable future period.
As we pursue additional collections, we are working closely with delinquent residents on a case-by-case basis to find the resolution that is best for the resident and the Company. Although minimal to date, workout options may include deferred payment plans which we began offering in June, or, where appropriate, early lease termination.
For the month of July, collections are tracking in line with the second quarter of 2020 as the Company collected 92% of July rents during July 2020, which represents over 99% of second quarter 2020 payment history for the same time frame.
Operating Expense Update
As a result of its technology enabled operating platform, the Company successfully adapted its maintenance protocols to be able to operate safely within the pandemic environment, delivering its full maintenance programs and ending the second quarter of 2020 without any deferred maintenance work orders. However, as a result of enhanced cleaning and safety protocols, the Company incurred $0.5 million of incremental repairs and maintenance (“R&M”) and turnover costs within the second quarter of 2020, of which $0.4 million related to the Same-Home portfolio. Also included within second quarter 2020 R&M and turnover costs, net was $1.9 million of uncollectible tenant utility reimbursements associated with the COVID-19 pandemic, of which $1.8 million related to the Same-Home portfolio.
Additionally, due to abnormally high HVAC usage during stay-at-home orders, we experienced above average levels of HVAC system replacements resulting in $1.3 million of incremental HVAC capital expenditures within the second quarter of 2020, of which $1.2 million related to the Same-Home portfolio.
Although the Company has produced strong operating results to date during the COVID-19 pandemic, the extent to which the pandemic will ultimately impact us and our residents will depend on future developments which are highly uncertain. These include the scope, severity and duration of the pandemic, including potential resurgences, and the direct and indirect economic effects of the pandemic and containment measures, among others.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

American Homes 4 Rent
Earnings Press Release (continued)
Second Quarter 2020 Financial Results
Net income attributable to common shareholders totaled $15.4 million, or $0.05 per diluted share, for the second quarter of 2020, compared to $22.5 million, or $0.08 per diluted share, for the second quarter of 2019. This decrease was primarily attributable to increased uncollectible rents and tenant utility reimbursements related to the COVID-19 pandemic, as well as higher property operating expenses and a reduction in gain on sale of single-family properties and other, net.
Total revenues increased 0.4% to $283.1 million for the second quarter of 2020 from $281.9 million for the second quarter of 2019. Revenue growth was driven by an increase in our average occupied portfolio which grew to 49,600 homes for the second quarter of 2020, compared to 48,989 homes for the second quarter of 2019, as well as higher rental rates, offset by an increase in uncollectible rents and tenant utility reimbursements related to the COVID-19 pandemic.
Core NOI on our total portfolio decreased 3.6% to $148.4 million for the second quarter of 2020, compared to $154.0 million for the second quarter of 2019. This decrease was primarily due to increased uncollectible rents related to the COVID-19 pandemic, as well as higher property tax expense and higher R&M and turnover costs, net due to increased uncollectible tenant utility reimbursements associated with the COVID-19 pandemic.
Core revenues from Same-Home properties were $212.0 million for both the second quarters of 2020 and 2019, driven by a 3.0% increase in rents from single-family properties, which was impacted by the Company’s socially responsible decision to waive month-to-month lease premiums and offer zero percent increases on newly signed renewals for leases expiring throughout the quarter. This increase was offset by a:
•10 basis point drag from lower fees from single-family properties as the Company waived late fees throughout the quarter; and a
•290 basis point drag from higher bad debt, which increased to 3.5% of rents from single-family properties in the second quarter of 2020 from 0.7% of rents from single-family properties in the second quarter of 2019.
All rents from single-family properties recognized as revenue during the second quarter of 2020 have been collected in cash through July 2020. As further second quarter 2020 collections are received, the associated revenue will be recognized in the applicable future period.
Core property operating expenses from Same-Home properties increased 6.1% to $81.7 million for the second quarter of 2020, compared to $77.0 million for the second quarter of 2019, primarily driven by $2.2 million of incremental costs incurred during the second quarter of 2020 related to the COVID-19 pandemic including enhanced cleaning costs and increased uncollectible tenant utility reimbursements.
As a result, Core NOI from Same-Home properties decreased 3.4% to $130.4 million for the second quarter of 2020, compared to $135.0 million for the second quarter of 2019.
Core FFO attributable to common share and unit holders was $94.8 million, or $0.27 per FFO share and unit, for the second quarter of 2020, compared to $98.2 million, or $0.28 per FFO share and unit, for the second quarter of 2019. Adjusted FFO attributable to common share and unit holders was $81.6 million, or $0.23 per FFO share and unit, for the second quarter of 2020, compared to $86.8 million, or $0.25 per FFO share and unit, for the second quarter of 2019. These decreases were attributable to the negative financial impacts associated with the COVID-19 pandemic that relate to (i) the Company’s socially responsible decisions to waive month-to-month lease premiums and offer zero percent increases on newly signed renewals for leases expiring throughout the second quarter of 2020, (ii) waived late fees throughout the second quarter of 2020, and (iii) $9.4 million of other negative financial impacts from the COVID-19 pandemic including $7.0 million of

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

American Homes 4 Rent
Earnings Press Release (continued)
increased uncollectible rents, $1.9 million of increased uncollectible tenant utility reimbursements and $0.5 million of increased costs associated with enhanced cleaning and safety protocols. Additionally, due to stay-at-home orders during the COVID-19 pandemic, Adjusted FFO attributable to common share and unit holders includes above average levels of HVAC system replacements resulting in $1.3 million of incremental HVAC capital expenditures within the second quarter of 2020.
Year-to-Date 2020 Financial Results
Net income attributable to common shareholders totaled $35.6 million, or $0.12 per diluted share, for the six-month period ended June 30, 2020, compared to $38.8 million, or $0.13 per diluted share, for the six-month period ended June 30, 2019. This decrease was primarily attributable to increased uncollectible rents and tenant utility reimbursements related to the COVID-19 pandemic, as well as higher property operating expenses and a noncash write-down included in other expenses associated with the liquidation of legacy joint ventures, which were acquired as part of the American Residential Properties, Inc. merger in February 2016.
Total revenues increased 2.1% to $572.7 million for the six-month period ended June 30, 2020 from $561.1 million for the six-month period ended June 30, 2019. Revenue growth was driven by an increase in our average occupied portfolio which grew to 49,322 homes for the six-month period ended June 30, 2020, compared to 48,600 homes for the six-month period ended June 30, 2019, as well as higher rental rates, offset by an increase in uncollectible rents and tenant utility reimbursements related to the COVID-19 pandemic.
Core NOI on our total portfolio increased 0.3% to $305.4 million for the six-month period ended June 30, 2020, compared to $304.6 million for the six-month period ended June 30, 2019. This increase was primarily due to growth in rental income resulting from a larger number of occupied properties and higher rental rates, offset by an increase in uncollectible rents related to the COVID-19 pandemic, as well as higher property tax expense and higher R&M and turnover costs, net due to increased uncollectible tenant utility reimbursements associated with the COVID-19 pandemic.
Core revenues from Same-Home properties increased 2.0% to $428.4 million for the six-month period ended June 30, 2020, compared to $420.1 million for the six-month period ended June 30, 2019. This growth was primarily driven by a 3.3% increase in Average Monthly Realized Rent per property, partially offset by an increase in uncollectible rents related to the COVID-19 pandemic. Additionally, core revenues from Same-Home properties for the six-month period ended June 30, 2020 were impacted by (i) the Company’s socially responsible decisions to waive month-to-month lease premiums and offer zero percent increases on newly signed renewals for leases expiring throughout the second quarter of 2020 and (ii) waived late fees throughout the second quarter of 2020. Core property operating expenses from Same-Home properties increased 5.0% to $158.2 million for the six-month period ended June 30, 2020, compared to $150.6 million for the six-month period ended June 30, 2019, primarily driven by higher property tax expense and $2.2 million of incremental costs incurred during the second quarter of 2020 related to the COVID-19 pandemic including enhanced cleaning costs and increased uncollectible tenant utility reimbursements. As a result, Core NOI from Same-Home properties increased 0.2% to $270.2 million for the six-month period ended June 30, 2020, compared to $269.5 million for the six-month period ended June 30, 2019.
Core FFO attributable to common share and unit holders was $197.9 million, or $0.56 per FFO share and unit, for the six-month period ended June 30, 2020, compared to $194.0 million, or $0.55 per FFO share and unit, for the six-month period ended June 30, 2019. Adjusted FFO attributable to common share and unit holders for the six-month period ended June 30, 2020 was $175.1 million, or $0.50 per FFO share and unit, compared to $173.6 million, or $0.49 per FFO share and unit, for the six-month period ended June 30, 2019. This improvement was primarily attributable to a larger number of occupied properties and higher rental rates, partially offset by the negative financial impacts associated with the COVID-19 pandemic that relate to (i) the Company’s socially responsible decisions to waive month-to-month lease premiums and offer zero percent increases on newly signed renewals for leases expiring throughout the second quarter of 2020, (ii) waived late fees

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

American Homes 4 Rent
Earnings Press Release (continued)
throughout the second quarter of 2020, and (iii) $9.4 million of other negative financial impacts from the COVID-19 pandemic including $7.0 million of increased uncollectible rents, $1.9 million of increased uncollectible tenant utility reimbursements and $0.5 million of increased costs associated with enhanced cleaning and safety protocols. Additionally, due to stay-at-home orders during the COVID-19 pandemic, Adjusted FFO attributable to common share and unit holders includes above average levels of HVAC system replacements resulting in $1.3 million of incremental HVAC capital expenditures within the second quarter of 2020.
Portfolio
As of June 30, 2020, the Company had an occupancy percentage of 96.4%, compared to 94.6% as of March 31, 2020. The occupancy percentage on Same-Home properties was 96.9% as of June 30, 2020, compared to 96.0% as of March 31, 2020.
Investments
As of June 30, 2020, the Company’s wholly-owned portfolio consisted of 53,000 homes, compared to 52,776 homes as of March 31, 2020, an increase of 224 homes during the second quarter of 2020, which included 327 newly constructed properties delivered through our AMH Development Program and 113 homes acquired through our National Builder Program and traditional acquisition channel, partially offset by 216 homes sold. As of June 30, 2020, the Company had 948 properties held for sale, compared to 960 properties as of March 31, 2020. Also, as of June 30, 2020, the Company had an additional 936 properties held in unconsolidated joint ventures, representing a net increase of 60 properties, compared to 876 properties held in unconsolidated joint ventures as of March 31, 2020.
Capital Activities, Balance Sheet and Liquidity
As of June 30, 2020, the Company had cash and cash equivalents of $32.0 million and had total outstanding debt of $3.0 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.2% and a weighted-average term to maturity of 12.1 years. The Company had $130.0 million of outstanding borrowings on its $800.0 million revolving credit facility at the end of the quarter. Additionally, the Company has no debt maturities, other than recurring principal amortization, until 2022. During the second quarter of 2020, the Company generated $63.9 million of Retained Cash Flow and sold 216 properties generating $47.6 million of net proceeds.
As of July 31, 2020, the Company had cash and cash equivalents of $55.7 million and $105.0 million of outstanding borrowings on its revolving credit facility, with no other changes to total outstanding debt since June 30, 2020. During July 2020, the Company sold an additional 91 properties generating $20.1 million of net proceeds.
Additional Information
A copy of the Company’s Second Quarter 2020 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

American Homes 4 Rent
Earnings Press Release (continued)
Conference Call
A conference call is scheduled on Friday, August 7, 2020 at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended June 30, 2020 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, August 21, 2020 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13706058#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high-quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, developing, renovating, leasing, and operating attractive, single-family homes as rental properties. As of June 30, 2020, we owned 53,000 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our expectations with respect to the impacts of the COVID-19 pandemic, our belief that our acquisition and homebuilding programs will result in continued growth, and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the potential adverse effect of the COVID-19 pandemic on the financial condition, operating results and cash flows of the Company, our tenants, the real estate market, the global economy and the financial markets. The extent to which the COVID-19 pandemic impacts us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, including potential resurgences, and the direct and indirect economic effects of the pandemic and containment measures, among others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2020	2019	2020	2019
Operating Data
Net income attributable to common shareholders	$15,369	$22,518	$35,613	$38,801
Core revenues	$245,260	$244,611	$492,589	$482,353
Core NOI	$148,434	$154,019	$305,442	$304,613
Core NOI margin	60.5%	63.0%	62.0%	63.2%
Platform Efficiency Percentage	13.1%	12.6%	13.1%	12.4%
Fully Adjusted EBITDAre	$127,166	$135,104	$266,187	$269,607
Fully Adjusted EBITDAre Margin	51.3%	54.6%	53.5%	55.3%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.26	$0.27	$0.54	$0.54
Core FFO attributable to common share and unit holders	$0.27	$0.28	$0.56	$0.55
Adjusted FFO attributable to common share and unit holders	$0.23	$0.25	$0.50	$0.49

	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$8,096,223	$8,067,375	$7,986,276	$7,959,526	$7,977,518
Total assets	$9,271,774	$9,201,365	$9,100,109	$9,140,121	$9,142,623
Outstanding borrowings under credit facilities, net	$130,000	$105,000	$—	$—	$—
Total Debt	$2,989,230	$2,970,558	$2,870,993	$2,876,223	$2,881,774
Total Market Capitalization	$13,373,387	$12,043,390	$13,000,836	$12,892,361	$12,339,414
Total Debt to Total Market Capitalization	22.4%	24.7%	22.1%	22.3%	23.3%
Net Debt to Adjusted EBITDAre	5.0 x	4.9 x	4.7 x	4.6 x	4.7 x
NYSE AMH Class A common share closing price	$26.90	$23.20	$26.21	$25.89	$24.31

Portfolio Data - end of period
Occupied single-family properties	50,170	49,029	48,767	48,868	49,111
Single-family properties recently acquired	120	499	335	139	67
Single-family properties in turnover process	1,189	1,817	1,934	1,698	1,408
Single-family properties leased, not yet occupied	573	471	329	393	384
Total single-family properties, excluding properties held for sale	52,052	51,816	51,365	51,098	50,970
Single-family properties held for sale	948	960	1,187	1,439	1,664
Total single-family properties	53,000	52,776	52,552	52,537	52,634
Total occupancy percentage (1)	96.4%	94.6%	94.9%	95.6%	96.4%
Total Average Occupied Days Percentage	95.1%	94.7%	95.0%	95.2%	95.4%
Same-Home occupancy percentage (45,075 properties)	96.9%	96.0%	96.0%	96.0%	96.4%
Same-Home Average Occupied Days Percentage (45,075 properties)	95.6%	95.3%	95.2%	95.3%	95.7%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series D perpetual preferred share	$0.41	$0.41	$0.41	$0.41	$0.41
Distributions declared per Series E perpetual preferred share	$0.40	$0.40	$0.40	$0.40	$0.40
Distributions declared per Series F perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Occupancy percentage is calculated based on total single-family properties, excluding properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2020	2019	2020	2019
Revenues:
Rents and other single-family property revenues	$280,689	$279,914	$568,031	$557,608
Other	2,409	1,946	4,661	3,456
Total revenues	283,098	281,860	572,692	561,064

Expenses:
Property operating expenses	110,436	104,591	217,933	211,275
Property management expenses	22,260	21,650	45,536	42,359
General and administrative expense	11,493	10,486	22,759	19,921
Interest expense	29,558	32,571	59,273	64,486
Acquisition and other transaction costs	1,956	970	4,103	1,804
Depreciation and amortization	84,836	82,840	167,657	164,001
Other	1,403	1,514	7,513	2,538
Total expenses	261,942	254,622	524,774	506,384

Gain on sale of single-family properties and other, net	10,651	13,725	21,416	19,374
Loss on early extinguishment of debt	—	(659)	—	(659)

Net income	31,807	40,304	69,334	73,395

Noncontrolling interest	2,656	4,004	6,157	7,030
Dividends on preferred shares	13,782	13,782	27,564	27,564

Net income attributable to common shareholders	$15,369	$22,518	$35,613	$38,801

Weighted-average common shares outstanding:
Basic	301,011,545	299,466,526	300,912,307	298,157,413
Diluted	301,412,243	299,991,084	301,358,769	298,676,788

Net income attributable to common shareholders per share:
Basic	$0.05	$0.08	$0.12	$0.13
Diluted	$0.05	$0.08	$0.12	$0.13

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2020	2019	2020	2019
Net income attributable to common shareholders	$15,369	$22,518	$35,613	$38,801
Adjustments:
Noncontrolling interests in the Operating Partnership	2,656	4,004	6,157	7,030
Net (gain) on sale / impairment of single-family properties and other	(10,293)	(12,796)	(15,907)	(17,941)
Adjustments for unconsolidated joint ventures	388	747	626	1,301
Depreciation and amortization	84,836	82,840	167,657	164,001
Less: depreciation and amortization of non-real estate assets	(2,192)	(1,971)	(4,256)	(3,911)
FFO attributable to common share and unit holders	$90,764	$95,342	$189,890	$189,281
Adjustments:
Acquisition and other transaction costs	1,956	970	4,103	1,804
Noncash share-based compensation - general and administrative	1,649	923	3,018	1,582
Noncash share-based compensation - property management	441	346	880	639
Loss on early extinguishment of debt	—	659	—	659
Core FFO attributable to common share and unit holders (1)	$94,810	$98,240	$197,891	$193,965
Recurring Capital Expenditures	(12,184)	(10,330)	(20,895)	(18,190)
Leasing costs	(992)	(1,130)	(1,902)	(2,129)
Adjusted FFO attributable to common share and unit holders (1)	$81,634	$86,780	$175,094	$173,646

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.26	$0.27	$0.54	$0.54
Core FFO attributable to common share and unit holders (1)	$0.27	$0.28	$0.56	$0.55
Adjusted FFO attributable to common share and unit holders (1)	$0.23	$0.25	$0.50	$0.49

Weighted-average FFO shares and units:
Common shares outstanding	301,011,545	299,466,526	300,912,307	298,157,413
Share-based compensation plan (2)	491,605	619,398	648,441	647,895
Operating partnership units	52,026,980	52,897,228	52,026,980	54,025,758
Total weighted-average FFO shares and units	353,530,130	352,983,152	353,587,728	352,831,066
(1)Core FFO and Adjusted FFO attributable to common share and unit holders include negative financial impacts associated with the COVID-19 pandemic that relate to (i) the Company’s socially responsible decisions to waive month-to-month lease premiums and offer zero percent increases on newly signed renewals for leases expiring throughout the second quarter of 2020, (ii) waived late fees throughout the second quarter of 2020, and (iii) $9.4 million of other negative financial impacts from the COVID-19 pandemic including $7.0 million of increased uncollectible rents, $1.9 million of increased uncollectible tenant utility reimbursements and $0.5 million of increased costs associated with enhanced cleaning and safety protocols. Additionally, due to stay-at-home orders during the COVID-19 pandemic, Adjusted FFO attributable to common share and unit holders includes above average levels of HVAC system replacements resulting in $1.3 million of incremental HVAC capital expenditures within the second quarter of 2020.
(2)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2020	2019	2020	2019
Rents from single-family properties (1)	$250,764	$242,858	$496,094	$479,355
Fees from single-family properties (1)	3,311	3,493	7,325	6,506
Bad debt (2)	(8,815)	(1,740)	(10,830)	(3,508)
Core revenues	245,260	244,611	492,589	482,353

Property tax expense	45,149	43,473	90,117	85,844
HOA fees, net (3)	4,983	5,371	9,499	11,338
R&M and turnover costs, net (3)(4)	23,014	19,402	40,121	36,965
Insurance	2,420	2,272	4,733	4,465
Property management expenses, net (5)	21,260	20,074	42,677	39,128
Core property operating expenses	96,826	90,592	187,147	177,740

Core NOI	$148,434	$154,019	$305,442	$304,613
Core NOI margin	60.5%	63.0%	62.0%	63.2%

	For the Three Months Ended Jun 30, 2020
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (6)	Held for Sale Properties	Total Single-Family Properties
Property count	45,075	3,735	3,242	948	53,000
Average Occupied Days Percentage	95.6%	95.5%	86.1%	71.2%	94.7%

Rents from single-family properties (1)	$216,995	$18,716	$11,385	$3,668	$250,764
Fees from single-family properties (1)	2,627	283	384	17	3,311
Bad debt (2)	(7,590)	(614)	(434)	(177)	(8,815)
Core revenues	212,032	18,385	11,335	3,508	245,260

Property tax expense	38,575	3,204	2,149	1,221	45,149
HOA fees, net (3)	4,113	383	314	173	4,983
R&M and turnover costs, net (3)(4)	19,428	1,375	1,383	828	23,014
Insurance	2,020	196	143	61	2,420
Property management expenses, net (5)	17,535	1,598	1,725	402	21,260
Core property operating expenses	81,671	6,756	5,714	2,685	96,826

Core NOI	$130,361	$11,629	$5,621	$823	$148,434
Core NOI margin	61.5%	63.3%	49.6%	23.5%	60.5%
(1)As a result of the COVID-19 pandemic, rents from single-family properties were impacted by the Company’s socially responsible decisions to waive month-to-month lease premiums and offer zero percent increases on newly signed renewals for leases expiring throughout the second quarter of 2020. Fees from single-family properties were also impacted as the Company waived late fees throughout the second quarter of 2020.
(2)Includes $7.0 million and $6.0 million for the total portfolio and Same-Home portfolio, respectively, of increased uncollectible rents related to the COVID-19 pandemic for the second quarter of 2020.
(3)Presented net of tenant charge-backs.
(4)Includes $1.9 million and $1.8 million for the total portfolio and Same-Home portfolio, respectively, of increased uncollectible tenant utility reimbursements and $0.5 million and $0.4 million, respectively, of increased costs associated with enhanced cleaning and safety protocols related to the COVID-19 pandemic for the second quarter of 2020.
(5)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(6)Includes 1,071 newly acquired properties that do not meet the definition of Stabilized Property at the start of the quarter and 2,171 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) or properties currently out of service due to a casualty loss.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent
Same-Home Results – Quarterly and Year-to-Date Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Jun 30,			For the Six Months Ended Jun 30,
	2020	2019	Change	2020	2019	Change
Number of Same-Home properties	45,075	45,075		45,075	45,075
Occupancy percentage as of period end	96.9%	96.4%	0.5%	96.9%	96.4%	0.5%
Average Occupied Days Percentage	95.6%	95.7%	(0.1)%	95.5%	95.5%	—%
Average Monthly Realized Rent per property	$1,678	$1,627	3.1%	$1,671	$1,617	3.3%
Turnover Rate	9.3%	10.9%	(1.6)%	17.2%	18.9%	(1.7)%
Turnover Rate - TTM	35.3%	N/A		35.3%	N/A

Core NOI:
Rents from single-family properties (1)	$216,995	$210,577	3.0%	$431,565	$417,688	3.3%
Fees from single-family properties (1)	2,627	2,922	(10.1)%	5,986	5,407	10.7%
Bad debt (2)	(7,590)	(1,513)	401.7%	(9,150)	(2,967)	208.4%
Core revenues	212,032	211,986	—%	428,401	420,128	2.0%

Property tax expense	38,575	36,841	4.7%	77,046	72,657	6.0%
HOA fees, net (3)	4,113	4,576	(10.1)%	7,874	9,641	(18.3)%
R&M and turnover costs, net (3)(4)	19,428	16,501	17.7%	33,792	31,063	8.8%
Insurance	2,020	1,921	5.2%	3,975	3,783	5.1%
Property management expenses, net (5)	17,535	17,158	2.2%	35,554	33,492	6.2%
Core property operating expenses	81,671	76,997	6.1%	158,241	150,636	5.0%

Core NOI	$130,361	$134,989	(3.4)%	$270,160	$269,492	0.2%
Core NOI margin	61.5%	63.7%		63.1%	64.1%

Recurring Capital Expenditures (6)	10,781	9,111	18.3%	18,518	15,952	16.1%
Core NOI After Capital Expenditures	$119,580	$125,878	(5.0)%	$251,642	$253,540	(0.7)%

Property Enhancing Capex	$11,261	$4,469		$18,101	$8,826

Per property:
Average Recurring Capital Expenditures	$239	$202	18.3%	$411	$354	16.1%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$670	$568	18.0%	$1,161	$1,043	11.3%
(1)As a result of the COVID-19 pandemic, rents from single-family properties were impacted by the Company’s socially responsible decisions to waive month-to-month lease premiums and offer zero percent increases on newly signed renewals for leases expiring throughout the second quarter of 2020. Fees from single-family properties were also impacted as the Company waived late fees throughout the second quarter of 2020.
(2)Includes $6.0 million of increased uncollectible rents related to the COVID-19 pandemic for the second quarter of 2020.
(3)Presented net of tenant charge-backs.
(4)Includes $1.8 million of increased uncollectible tenant utility reimbursements and $0.4 million of increased costs associated with enhanced cleaning and safety protocols related to the COVID-19 pandemic for the second quarter of 2020.
(5)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(6)Includes $1.2 million related to above average levels of HVAC system replacements due to abnormally high usage throughout stay-at-home orders during the COVID-19 pandemic for the second quarter of 2020.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Occupancy percentage as of period end	96.9%	96.0%	96.0%	96.0%	96.4%
Average Occupied Days Percentage	95.6%	95.3%	95.2%	95.3%	95.7%
Average Monthly Realized Rent per property	$1,678	$1,664	$1,653	$1,642	$1,627

Average Change in Rent for Renewals	1.3%	4.6%	4.7%	4.1%	4.0%
Average Change in Rent for Re-Leases	4.4%	3.3%	1.4%	3.6%	6.1%
Average Blended Change in Rent	2.4%	4.1%	3.4%	3.9%	4.7%

Core NOI:
Rents from single-family properties (1)	$216,995	$214,570	$212,811	$211,631	$210,577
Fees from single-family properties (1)	2,627	3,359	3,134	3,150	2,922
Bad debt (2)	(7,590)	(1,560)	(2,145)	(2,305)	(1,513)
Core revenues	212,032	216,369	213,800	212,476	211,986

Property tax expense	38,575	38,471	37,220	37,581	36,841
HOA fees, net (3)	4,113	3,761	3,865	3,876	4,576
R&M and turnover costs, net (3)(4)	19,428	14,364	15,055	19,121	16,501
Insurance	2,020	1,955	1,928	1,942	1,921
Property management expenses, net (5)	17,535	18,019	17,071	17,769	17,158
Core property operating expenses	81,671	76,570	75,139	80,289	76,997

Core NOI	$130,361	$139,799	$138,661	$132,187	$134,989
Core NOI margin	61.5%	64.6%	64.9%	62.2%	63.7%

Recurring Capital Expenditures (6)	10,781	7,737	7,939	10,998	9,111
Core NOI After Capital Expenditures	$119,580	$132,062	$130,722	$121,189	$125,878

Property Enhancing Capex	$11,261	$6,840	$5,682	$5,480	$4,469

Per property:
Average Recurring Capital Expenditures	$239	$172	$176	$244	$202
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$670	$491	$510	$668	$568
(1)As a result of the COVID-19 pandemic, rents from single-family properties were impacted by the Company’s socially responsible decisions to waive month-to-month lease premiums and offer zero percent increases on newly signed renewals for leases expiring throughout the second quarter of 2020. Fees from single-family properties were also impacted as the Company waived late fees throughout the second quarter of 2020.
(2)Includes $6.0 million of increased uncollectible rents related to the COVID-19 pandemic for the second quarter of 2020.
(3)Presented net of tenant charge-backs.
(4)Includes $1.8 million of increased uncollectible tenant utility reimbursements and $0.4 million of increased costs associated with enhanced cleaning and safety protocols related to the COVID-19 pandemic for the second quarter of 2020.
(5)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(6)Includes $1.2 million related to above average levels of HVAC system replacements due to abnormally high usage throughout stay-at-home orders during the COVID-19 pandemic for the second quarter of 2020.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent
Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 2Q20 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	3,938	$177,252	8.7%	1.7%	4.7%	2.8%
Dallas-Fort Worth, TX	3,809	165,390	8.5%	1.0%	3.1%	1.7%
Charlotte, NC	3,262	191,344	7.2%	0.9%	3.2%	1.8%
Indianapolis, IN	2,749	154,783	6.1%	1.1%	5.9%	2.8%
Houston, TX	2,516	167,272	5.6%	1.2%	1.6%	1.3%
Phoenix, AZ	2,301	171,501	5.1%	1.8%	8.8%	4.2%
Nashville, TN	2,293	212,159	5.1%	1.4%	4.2%	2.3%
Jacksonville, FL	2,005	170,373	4.4%	1.2%	3.4%	2.0%
Tampa, FL	1,930	195,020	4.3%	1.1%	2.5%	1.6%
Cincinnati, OH	1,934	176,106	4.3%	1.5%	5.5%	2.9%
Columbus, OH	1,921	170,582	4.3%	1.6%	6.4%	3.2%
Raleigh, NC	1,902	184,645	4.2%	0.6%	2.9%	1.5%
Greater Chicago area, IL and IN	1,703	183,443	3.8%	1.2%	5.5%	2.3%
Orlando, FL	1,423	178,270	3.2%	1.4%	3.5%	2.2%
Salt Lake City, UT	1,254	238,162	2.8%	1.6%	5.5%	3.2%
Charleston, SC	986	192,744	2.2%	1.2%	3.2%	2.0%
Las Vegas, NV	920	177,823	2.0%	1.3%	5.2%	2.5%
San Antonio, TX	918	160,772	2.0%	1.3%	3.2%	2.0%
Savannah/Hilton Head, SC	812	178,176	1.8%	1.3%	3.1%	2.1%
Winston Salem, NC	713	158,029	1.6%	1.0%	5.3%	2.8%
All Other (2)	5,786	197,087	12.8%	1.3%	5.6%	2.8%
Total/Average	45,075	$181,492	100.0%	1.3%	4.4%	2.4%

	Average Occupied Days Percentage			Average Monthly Realized Rent per property
	2Q20 QTD	2Q19 QTD	Change	2Q20 QTD	2Q19 QTD	Change
Atlanta, GA	95.3%	95.1%	0.2%	$1,668	$1,604	4.0%
Dallas-Fort Worth, TX	95.7%	95.8%	(0.1)%	1,794	1,756	2.2%
Charlotte, NC	95.7%	94.6%	1.1%	1,638	1,602	2.2%
Indianapolis, IN	96.2%	95.7%	0.5%	1,469	1,422	3.3%
Houston, TX	95.0%	94.6%	0.4%	1,692	1,651	2.5%
Phoenix, AZ	97.4%	96.9%	0.5%	1,512	1,425	6.1%
Nashville, TN	94.5%	95.1%	(0.6)%	1,777	1,732	2.6%
Jacksonville, FL	95.2%	95.9%	(0.7)%	1,608	1,575	2.1%
Tampa, FL	95.0%	95.2%	(0.2)%	1,738	1,726	0.7%
Cincinnati, OH	96.7%	95.4%	1.3%	1,654	1,601	3.3%
Columbus, OH	96.8%	96.4%	0.4%	1,686	1,628	3.6%
Raleigh, NC	93.5%	95.0%	(1.5)%	1,582	1,536	3.0%
Greater Chicago area, IL and IN	96.7%	97.7%	(1.0)%	1,909	1,863	2.5%
Orlando, FL	94.1%	96.1%	(2.0)%	1,733	1,684	2.9%
Salt Lake City, UT	96.0%	96.9%	(0.9)%	1,832	1,745	5.0%
Charleston, SC	95.2%	96.6%	(1.4)%	1,737	1,675	3.7%
Las Vegas, NV	95.5%	96.9%	(1.4)%	1,631	1,561	4.5%
San Antonio, TX	95.3%	94.4%	0.9%	1,575	1,533	2.7%
Savannah/Hilton Head, SC	95.1%	95.6%	(0.5)%	1,596	1,547	3.2%
Winston Salem, NC	95.0%	96.4%	(1.4)%	1,410	1,371	2.8%
All Other (2)	96.0%	95.8%	0.2%	1,739	1,675	3.8%
Total/Average	95.6%	95.7%	(0.1)%	$1,678	$1,627	3.1%
(1)Reflected for the three months ended June 30, 2020.
(2)Represents 15 markets in 14 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Jun 30, 2020	Dec 31, 2019
	(Unaudited)
Assets
Single-family properties:
Land	$1,794,943	$1,756,504
Buildings and improvements	7,904,656	7,691,877
Single-family properties in operation	9,699,599	9,448,381
Less: accumulated depreciation	(1,603,376)	(1,462,105)
Single-family properties in operation, net	8,096,223	7,986,276
Single-family properties under development and development land	453,127	355,427
Single-family properties held for sale, net	171,622	209,828
Total real estate assets, net	8,720,972	8,551,531
Cash and cash equivalents	32,010	37,575
Restricted cash	129,235	126,544
Rent and other receivables	32,331	29,618
Escrow deposits, prepaid expenses and other assets	141,302	140,961
Investments in unconsolidated joint ventures	69,979	67,935
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$9,271,774	$9,100,109

Liabilities
Revolving credit facility	$130,000	$—
Asset-backed securitizations, net	1,935,800	1,945,044
Unsecured senior notes, net	889,129	888,453
Accounts payable and accrued expenses	287,036	243,193
Amounts payable to affiliates	—	4,629
Total liabilities	3,241,965	3,081,319

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	3,005	3,001
Class B common shares	6	6
Preferred shares	354	354
Additional paid-in capital	5,797,384	5,790,775
Accumulated deficit	(461,435)	(465,368)
Accumulated other comprehensive income	6,247	6,658
Total shareholders’ equity	5,345,561	5,335,426
Noncontrolling interest	684,248	683,364
Total equity	6,029,809	6,018,790

Total liabilities and equity	$9,271,774	$9,100,109

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent
Debt Summary as of June 30, 2020
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$130,000	$130,000	4.3%	1.36%	2.0
Total floating rate debt	—	130,000	130,000	4.3%	1.36%	2.0

Fixed rate debt:
AH4R 2014-SFR2	482,812	—	482,812	16.2%	4.42%	4.3
AH4R 2014-SFR3	497,897	—	497,897	16.7%	4.40%	4.4
AH4R 2015-SFR1	523,797	—	523,797	17.5%	4.14%	24.8
AH4R 2015-SFR2	454,724	—	454,724	15.2%	4.36%	25.3
2028 unsecured senior notes (4)	—	500,000	500,000	16.7%	4.08%	7.6
2029 unsecured senior notes	—	400,000	400,000	13.4%	4.90%	8.6
Total fixed rate debt	1,959,230	900,000	2,859,230	95.7%	4.36%	12.6

Total Debt	$1,959,230	$1,030,000	2,989,230	100.0%	4.23%	12.1

Unamortized discounts and loan costs			(34,301)
Total debt per balance sheet			$2,954,929

Maturity Schedule by Year (2)	Total Debt	% of Total
Remaining 2020	$10,358	0.3%
2021	20,714	0.7%
2022	150,714	5.0%
2023	20,714	0.7%
2024	954,568	32.0%
2025	10,302	0.3%
2026	10,302	0.3%
2027	10,302	0.3%
2028	510,302	17.1%
2029	410,302	13.7%
Thereafter	880,652	29.6%
Total	$2,989,230	100.0%
(1)Interest rates on floating rate debt reflect stated rates as of period end.
(2)Years to maturity and maturity schedule reflect all debt on a fully extended basis.
(3)The interest rates shown above reflect the Company’s LIBOR-based borrowing rates, based on 1-month LIBOR and applicable margin as of period end. Balances reflect borrowings outstanding as of June 30, 2020.
(4)The stated interest rate on the 2028 unsecured senior notes is 4.25%, which was effectively hedged to yield an interest rate of 4.08%.

Interest Expense Reconciliation

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
(Amounts in thousands)	2020	2019	2020	2019
Interest expense per income statement	$29,558	$32,571	$59,273	$64,486
Less: amortization of discount, loan costs and cash flow hedge	(1,848)	(1,902)	(3,697)	(3,712)
Add: capitalized interest	5,072	2,650	9,721	5,347
Cash interest	$32,782	$33,319	$65,297	$66,121

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent
Capital Structure and Credit Metrics as of June 30, 2020
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization
Total Debt		$2,989,230	22.4%

Total preferred shares		883,750	6.6%

Common equity at market value:
Common shares outstanding	301,148,018
Operating partnership units	52,026,980
Total shares and units	353,174,998
NYSE AMH Class A common share closing price at June 30, 2020	$26.90
Market value of common shares and operating partnership units		9,500,407	71.0%

Total Market Capitalization		$13,373,387	100.0%

Preferred Shares	Earliest Redemption Date	Outstanding Shares			Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
6.500% Series D Perpetual Preferred Shares	5/24/2021	10,750,000	$25.00	$268,750	$1.625	$17,469
6.350% Series E Perpetual Preferred Shares	6/29/2021	9,200,000	$25.00	230,000	$1.588	14,605
5.875% Series F Perpetual Preferred Shares	4/24/2022	6,200,000	$25.00	155,000	$1.469	9,106
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	115,000	$1.469	6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		35,350,000		$883,750		$55,124

Credit Ratios		Credit Ratings
Net Debt to Adjusted EBITDAre	5.0 x	Rating Agency	Rating	Outlook
Debt and Preferred Shares to Adjusted EBITDAre	6.7 x	Moody's Investor Service	Baa3	Stable
Fixed Charge Coverage	3.1 x	S&P Global Ratings	BBB-	Stable
Unencumbered Core NOI percentage	66.2%

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	27.9%
Ratio of Secured Debt to Total Assets	<	40.0%	18.3%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	738.3%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.51 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	30.0%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	18.0%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	18.6%
Ratio of EBITDA to Fixed Charges	>	1.75 x	2.86 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	9.72 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent
Top 20 Markets Summary as of June 30, 2020
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	4,869	9.4%	$182,316	2,162	17.3
Dallas-Fort Worth, TX	4,315	8.3%	166,141	2,116	16.2
Charlotte, NC	3,744	7.2%	195,731	2,098	16.0
Phoenix, AZ	3,113	6.0%	176,724	1,835	16.7
Houston, TX	3,008	5.8%	165,154	2,094	14.5
Nashville, TN	2,845	5.5%	214,974	2,108	14.9
Indianapolis, IN	2,802	5.4%	154,248	1,930	17.7
Tampa, FL	2,373	4.6%	200,534	1,941	14.5
Jacksonville, FL	2,314	4.4%	179,500	1,939	14.7
Raleigh, NC	2,078	4.0%	185,344	1,878	15.2
Columbus, OH	2,043	3.9%	173,560	1,870	18.4
Cincinnati, OH	1,969	3.8%	175,806	1,851	18.0
Greater Chicago area, IL and IN	1,734	3.3%	183,011	1,869	18.8
Orlando, FL	1,724	3.3%	183,406	1,899	18.2
Salt Lake City, UT	1,485	2.9%	250,173	2,186	17.6
Charleston, SC	1,223	2.3%	202,905	1,973	11.8
Las Vegas, NV	1,039	2.0%	179,964	1,845	17.1
San Antonio, TX	1,061	2.0%	163,696	1,996	15.4
Savannah/Hilton Head, SC	901	1.7%	182,386	1,866	12.5
Denver, CO	831	1.6%	298,068	2,105	17.9
All Other (3)	6,581	12.6%	192,717	1,880	15.6
Total/Average	52,052	100.0%	$186,342	1,987	16.2
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	94.7%	$1,664	1.7%	5.0%	2.9%
Dallas-Fort Worth, TX	95.1%	1,792	1.0%	3.3%	1.7%
Charlotte, NC	95.3%	1,639	0.9%	3.4%	1.9%
Phoenix, AZ	97.1%	1,501	1.9%	9.5%	4.5%
Houston, TX	94.6%	1,682	1.2%	1.4%	1.3%
Nashville, TN	92.7%	1,772	1.4%	4.3%	2.4%
Indianapolis, IN	96.1%	1,467	1.1%	5.9%	2.8%
Tampa, FL	93.8%	1,737	1.3%	2.6%	1.8%
Jacksonville, FL	94.6%	1,617	1.3%	3.4%	2.0%
Raleigh, NC	93.3%	1,578	0.6%	3.0%	1.5%
Columbus, OH	96.7%	1,689	1.6%	6.4%	3.2%
Cincinnati, OH	96.7%	1,653	1.5%	5.5%	2.9%
Greater Chicago area, IL and IN	96.5%	1,907	1.1%	5.4%	2.2%
Orlando, FL	94.0%	1,727	1.3%	3.7%	2.2%
Salt Lake City, UT	95.8%	1,835	1.7%	5.5%	3.2%
Charleston, SC	94.1%	1,749	1.2%	3.3%	2.0%
Las Vegas, NV	94.5%	1,626	1.3%	5.7%	2.8%
San Antonio, TX	95.1%	1,578	1.2%	3.3%	2.1%
Savannah/Hilton Head, SC	94.5%	1,599	1.3%	3.1%	2.0%
Denver, CO	94.8%	2,277	1.2%	4.5%	2.2%
All Other (3)	95.5%	1,660	1.4%	5.6%	2.8%
Total/Average	95.1%	$1,680	1.3%	4.5%	2.4%
(1)Property and leasing information excludes held for sale properties.
(2)Reflected for the three months ended June 30, 2020.
(3)Represents 15 markets in 14 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent
Property Additions

	2Q20 Additions		YTD 2Q20 Additions
Market	Number of Properties	Average Total Investment Cost (1)	Number of Properties	Average Total Investment Cost (1)
Atlanta, GA	85	$243,744	154	$243,762
Tampa, FL	68	226,834	150	233,306
Jacksonville, FL	48	254,764	83	254,322
Charlotte, NC	44	290,230	72	289,689
San Antonio, TX	43	197,453	55	201,885
Nashville, TN	30	266,776	120	274,619
Orlando, FL	30	251,905	48	256,930
Salt Lake City, UT	25	327,821	64	310,769
Charleston, SC	21	261,178	99	250,532
Savannah/Hilton Head, SC	17	250,120	25	240,598
Seattle, WA	17	337,188	51	349,317
Raleigh, NC	5	259,913	29	260,740
Portland, OR	3	347,426	21	328,038
Columbus, OH	2	210,043	20	249,660
Denver, CO	1	400,858	15	396,366
Phoenix, AZ	1	251,775	30	289,243
Tucson, AZ	—	—	29	237,501
Dallas-Fort Worth, TX	—	—	20	247,790
Boise, ID	—	—	11	278,947
Total/Average	440	$255,163	1,096	$263,131
(1)Reflects on a per property basis Estimated Total Investment Cost of traditional channel acquisitions and purchase price, including closing costs, or total internal development costs of newly constructed homes.
Property Dispositions

	Jun 30, 2020 Single-Family Properties Held for Sale	2Q20 Dispositions		YTD 2Q20 Dispositions
Market		Number of Properties	Average Net Proceeds per property	Number of Properties	Average Net Proceeds per property
Inland Empire, CA	166	6	$325,500	15	$357,011
Greater Chicago area, IL and IN	163	28	181,036	62	165,094
Atlanta, GA	86	30	200,667	67	213,602
Bay Area, CA	76	7	441,000	14	462,803
Central Valley, CA	76	10	240,500	21	245,883
Houston, TX	73	27	211,407	48	212,681
Dallas-Fort Worth, TX	53	13	252,000	34	233,908
Oklahoma City, OK	49	10	171,700	150	169,498
Tampa, FL	29	11	255,545	17	265,395
Austin, TX	21	7	190,143	39	139,482
Orlando, FL	19	7	237,857	14	249,514
Nashville, TN	16	11	255,909	21	250,311
Miami, FL	15	2	211,000	4	317,811
Raleigh, NC	12	3	242,000	9	226,964
Phoenix, AZ	10	1	260,000	8	232,085
San Antonio, TX	10	3	197,667	10	176,222
Columbia, SC	8	1	162,000	3	153,718
Charlotte, NC	6	7	210,000	13	218,486
Cincinnati, OH	6	2	157,500	5	172,100
Milwaukee, WI	6	—	—	2	236,883
All Other (1)	48	30	194,033	70	191,246
Total/Average	948	216	$220,491	626	$205,732
(1)Represents 17 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

American Homes 4 Rent
AMH Development Pipeline Summary as of June 30, 2020

	YTD 2Q20 Deliveries			Jun 30, 2020 Lots for Future Delivery
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Nashville, TN	129	$258,000	$1,820	473
Tampa, FL	107	234,000	1,750	470
Atlanta, GA	76	262,000	1,770	555
Charlotte, NC	74	284,000	1,960	881
Charleston, SC	61	240,000	1,790	229
Jacksonville, FL	56	243,000	1,710	424
San Antonio, TX	55	202,000	1,740	160
Salt Lake City, UT	49	298,000	1,810	487
Seattle, WA	30	333,000	2,260	336
Orlando, FL	23	263,000	1,840	89
Raleigh, NC	22	260,000	1,810	90
Las Vegas, NV	14	257,000	1,860	825
Denver, CO	14	334,000	2,290	69
Boise, ID	13	307,000	1,870	416
Phoenix, AZ	—	—	—	182
Total	723	$259,000	$1,830	5,686

Estimated Delivery Timing

	YTD 2Q20 Deliveries	Remainder 2020 Deliveries (2)	Full Year Estimated 2020 Deliveries (2)	Thereafter (2)
Consolidated development properties	606	394–594	1,000–1,200	4,742
Joint venture development properties (1)	117	183–283	300–400	217
Total development properties	723	577–877	1,300–1,600	4,959
(1)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.
(2)Reflects the Company’s latest development program estimates as of August 6, 2020. To date, the Company has experienced certain COVID-19 related construction delays, including government office slowdowns, and the extent to which the pandemic will ultimately impact us will depend on future events which are highly uncertain.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

American Homes 4 Rent
Lease Expirations

	MTM	3Q20	4Q20	1Q21	2Q21	Thereafter
Lease expirations	2,223	11,659	9,105	10,416	13,699	3,641

Share Repurchase / ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
2018	1,804,163	$34,933	$19.36	—	$—	$—
2019	—	—	—	—	—	—
1Q20	—	—	—	—	—	—
2Q20	—	—	—	—	—	—
Total	1,804,163	34,933	$19.36	—	—	$—
	Remaining authorization:	$265,067		Remaining authorization:	$500,000

Home Price Appreciation Trends
The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas.”

	HPA Index (1)									HPA Index Change
Market (2)	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015	Dec 31, 2016	Dec 31, 2017	Dec 31, 2018	Dec 31, 2019	Mar 31, 2020
Atlanta, GA	100.0	114.2	122.3	132.0	143.0	152.6	165.1	174.0	177.5	77.5%
Dallas-Fort Worth, TX (3)	100.0	108.4	115.2	127.6	140.1	153.7	160.7	167.4	169.1	69.1%
Charlotte, NC	100.0	113.4	118.8	126.8	136.6	148.2	157.5	165.1	171.8	71.8%
Phoenix, AZ	100.0	118.0	123.3	135.9	146.1	157.2	170.2	180.7	187.0	87.0%
Houston, TX	100.0	110.8	123.1	130.1	133.0	137.0	139.7	144.4	146.0	46.0%
Nashville, TN	100.0	111.0	117.4	131.1	141.1	156.6	165.0	173.2	175.3	75.3%
Indianapolis, IN	100.0	106.4	112.3	117.8	124.5	134.2	142.3	152.7	157.2	57.2%
Tampa, FL	100.0	113.0	121.1	132.3	149.1	160.4	173.4	186.6	190.4	90.4%
Jacksonville, FL	100.0	114.2	121.7	127.7	142.3	150.6	166.7	177.6	180.8	80.8%
Raleigh, NC	100.0	106.7	111.6	120.0	130.8	135.8	146.0	153.0	153.3	53.3%
Columbus, OH	100.0	108.9	114.5	120.8	131.5	141.8	148.9	157.4	161.4	61.4%
Cincinnati, OH	100.0	104.9	111.2	115.7	121.4	128.3	136.2	143.2	144.8	44.8%
Greater Chicago area, IL and IN	100.0	111.0	115.1	118.8	126.3	130.5	133.7	135.5	137.4	37.4%
Orlando, FL	100.0	110.3	123.5	135.4	144.9	158.9	168.6	184.6	187.2	87.2%
Salt Lake City, UT	100.0	109.4	114.5	123.2	133.0	146.5	158.8	170.4	178.2	78.2%
Charleston, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	171.4	177.6	77.6%
Las Vegas, NV	100.0	125.1	141.3	149.0	161.5	182.0	207.9	215.9	217.9	117.9%
San Antonio, TX	100.0	101.1	108.0	113.9	124.7	133.8	137.7	145.4	151.2	51.2%
Savannah/Hilton Head, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	171.4	177.6	77.6%
Denver, CO	100.0	110.1	121.3	136.4	151.4	166.9	177.5	187.6	193.6	93.6%
Average										71.8%
(1)Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through March 31, 2020. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.
(2)Reflects top 20 markets as of June 30, 2020.
(3)Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington-Grapevine Metropolitan Divisions.
(4)Our Charleston, SC and Savannah/Hilton Head, SC markets are both indexed to the Charleston-North Charleston Metropolitan Division.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e. rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period. This calculation excludes properties classified as held for sale.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI After Capital Expenditures
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as total revenues, excluding expenses reimbursed by tenant charge-backs and other revenues, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (3) gain or loss on sales of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, (9) other expenses and (10) other revenues. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting Recurring Capital Expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

23

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the three and six months ended June 30, 2020 and 2019 (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2020	2019	2020	2019
Core revenues and Same-Home core revenues
Total revenues	$283,098	$281,860	$572,692	$561,064
Tenant charge-backs	(35,429)	(35,303)	(75,442)	(75,255)
Other revenues	(2,409)	(1,946)	(4,661)	(3,456)
Core revenues	245,260	244,611	492,589	482,353
Less: Non-Same-Home core revenues	33,228	32,625	64,188	62,225
Same-Home core revenues	$212,032	$211,986	$428,401	$420,128

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$110,436	$104,591	$217,933	$211,275
Property management expenses	22,260	21,650	45,536	42,359
Noncash share-based compensation - property management	(441)	(346)	(880)	(639)
Expenses reimbursed by tenant charge-backs	(35,429)	(35,303)	(75,442)	(75,255)
Core property operating expenses	96,826	90,592	187,147	177,740
Less: Non-Same-Home core property operating expenses	15,155	13,595	28,906	27,104
Same-Home core property operating expenses	$81,671	$76,997	$158,241	$150,636

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$31,807	$40,304	$69,334	$73,395
Loss on early extinguishment of debt	—	659	—	659
Gain on sale of single-family properties and other, net	(10,651)	(13,725)	(21,416)	(19,374)
Depreciation and amortization	84,836	82,840	167,657	164,001
Acquisition and other transaction costs	1,956	970	4,103	1,804
Noncash share-based compensation - property management	441	346	880	639
Interest expense	29,558	32,571	59,273	64,486
General and administrative expense	11,493	10,486	22,759	19,921
Other expenses	1,403	1,514	7,513	2,538
Other revenues	(2,409)	(1,946)	(4,661)	(3,456)
Core NOI	148,434	154,019	305,442	304,613
Less: Non-Same-Home Core NOI	18,073	19,030	35,282	35,121
Same-Home Core NOI	130,361	134,989	270,160	269,492
Less: Same-Home Recurring Capital Expenditures	10,781	9,111	18,518	15,952
Same-Home Core NOI After Capital Expenditures	$119,580	$125,878	$251,642	$253,540

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$148,434	$154,019	$305,442	$304,613
Less: Encumbered Core NOI	50,135	52,364	104,024	104,951
Unencumbered Core NOI	$98,299	$101,655	$201,418	$199,662

24

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Core revenues and Same-Home core revenues
Total revenues	$283,098	$289,594	$284,010	$298,304	$281,860
Tenant charge-backs	(35,429)	(40,013)	(36,290)	(48,306)	(35,303)
Other revenues	(2,409)	(2,252)	(2,545)	(5,240)	(1,946)
Core revenues	245,260	247,329	245,175	244,758	244,611
Less: Non-Same-Home core revenues	33,228	30,960	31,375	32,282	32,625
Same-Home core revenues	$212,032	$216,369	$213,800	$212,476	$211,986

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$110,436	$107,497	$102,788	$119,791	$104,591
Property management expenses	22,260	23,276	21,822	22,727	21,650
Noncash share-based compensation - property management	(441)	(439)	(353)	(350)	(346)
Expenses reimbursed by tenant charge-backs	(35,429)	(40,013)	(36,290)	(48,306)	(35,303)
Core property operating expenses	96,826	90,321	87,967	93,862	90,592
Less: Non-Same-Home core property operating expenses	15,155	13,751	12,828	13,573	13,595
Same-Home core property operating expenses	$81,671	$76,570	$75,139	$80,289	$76,997

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$31,807	$37,527	$41,464	$41,401	$40,304
Loss on early extinguishment of debt	—	—	—	—	659
Gain on sale of single-family properties and other, net	(10,651)	(10,765)	(10,978)	(13,521)	(13,725)
Depreciation and amortization	84,836	82,821	83,219	82,073	82,840
Acquisition and other transaction costs	1,956	2,147	769	651	970
Noncash share-based compensation - property management	441	439	353	350	346
Interest expense	29,558	29,715	31,163	31,465	32,571
General and administrative expense	11,493	11,266	12,178	11,107	10,486
Other expenses	1,403	6,110	1,585	2,610	1,514
Other revenues	(2,409)	(2,252)	(2,545)	(5,240)	(1,946)
Core NOI	148,434	157,008	157,208	150,896	154,019
Less: Non-Same-Home Core NOI	18,073	17,209	18,547	18,709	19,030
Same-Home Core NOI	130,361	139,799	138,661	132,187	134,989
Less: Same-Home Recurring Capital Expenditures	10,781	7,737	7,939	10,998	9,111
Same-Home Core NOI After Capital Expenditures	$119,580	$132,062	$130,722	$121,189	$125,878

25

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.
Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Jun 30, 2020
Total Debt	$2,989,230
Preferred shares at liquidation value	883,750
Total Debt and preferred shares	$3,872,980

Adjusted EBITDAre - TTM	$582,003

Debt and Preferred Shares to Adjusted EBITDAre	6.7 x

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Jun 30, 2020
Interest expense per income statement	$121,901
Less: amortization of discounts, loan costs and cash flow hedge	(7,442)
Add: capitalized interest	15,471
Cash interest	129,930
Dividends on preferred shares	55,128
Fixed charges	$185,058

Adjusted EBITDAre - TTM	$582,003

Fixed Charge Coverage	3.1 x

Net Debt to Adjusted EBITDAre

(Amounts in thousands)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Total Debt	$2,989,230	$2,970,558	$2,870,993	$2,876,223	$2,881,774
Less: cash and cash equivalents	(32,010)	(33,108)	(37,575)	(171,209)	(119,176)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(39,892)	(42,060)	(40,558)	(40,058)	(49,032)
Net Debt	$2,891,662	$2,869,724	$2,767,194	$2,639,290	$2,687,900

Adjusted EBITDAre - TTM	$582,003	$588,225	$582,945	$578,942	$572,905

Net Debt to Adjusted EBITDAre	5.0 x	4.9 x	4.7 x	4.6 x	4.7 x

26

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unencumbered Core NOI Percentage

(Amounts in thousands)	For the Three Months Ended Jun 30, 2020
Unencumbered Core NOI	$98,299
Core NOI	$148,434
Unencumbered Core NOI Percentage	66.2%

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for the net gain or loss on sales / impairment of single-family properties and other and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre (formerly known as Adjusted EBITDAre after Capex and Leasing Costs) is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by total revenues, net of tenant charge-backs and adjusted for unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by total revenues, net of tenant charge-backs and adjusted for unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

27

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three and six months ended June 30, 2020 and 2019 (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2020	2019	2020	2019
Net income	$31,807	$40,304	$69,334	$73,395
Interest expense	29,558	32,571	59,273	64,486
Depreciation and amortization	84,836	82,840	167,657	164,001
EBITDA	$146,201	$155,715	$296,264	$301,882

Net (gain) on sale / impairment of single-family properties and other	(10,293)	(12,796)	(15,907)	(17,941)
Adjustments for unconsolidated joint ventures	388	747	626	1,301
EBITDAre	$136,296	$143,666	$280,983	$285,242

Noncash share-based compensation - general and administrative	1,649	923	3,018	1,582
Noncash share-based compensation - property management	441	346	880	639
Acquisition and other transaction costs	1,956	970	4,103	1,804
Loss on early extinguishment of debt	—	659	—	659
Adjusted EBITDAre	$140,342	$146,564	$288,984	$289,926

Recurring Capital Expenditures	(12,184)	(10,330)	(20,895)	(18,190)
Leasing costs	(992)	(1,130)	(1,902)	(2,129)
Fully Adjusted EBITDAre	$127,166	$135,104	$266,187	$269,607

Total revenues	$283,098	$281,860	$572,692	$561,064
Less: tenant charge-backs	(35,429)	(35,303)	(75,442)	(75,255)
Adjustments for unconsolidated joint ventures	388	747	626	1,301
Total revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$248,057	$247,304	$497,876	$487,110

Adjusted EBITDAre Margin	56.6%	59.3%	58.0%	59.5%

Fully Adjusted EBITDAre Margin	51.3%	54.6%	53.5%	55.3%

28

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Net income	$152,199	$160,696	$156,260	$149,530	$138,410
Interest expense	121,901	124,914	127,114	126,642	126,107
Depreciation and amortization	332,949	330,953	329,293	327,197	325,064
EBITDA	$607,049	$616,563	$612,667	$603,369	$589,581

Net (gain) on sale / impairment of single-family properties and other	(38,176)	(40,679)	(40,210)	(34,247)	(26,769)
Adjustments for unconsolidated joint ventures	1,122	1,481	1,797	976	1,301
EBITDAre	$569,995	$577,365	$574,254	$570,098	$564,113

Noncash share-based compensation - general and administrative	4,902	4,176	3,466	2,986	2,539
Noncash share-based compensation - property management	1,583	1,488	1,342	1,206	1,197
Acquisition and other transaction costs	5,523	4,537	3,224	3,993	4,397
Loss on early extinguishment of debt	—	659	659	659	659
Adjusted EBITDAre	$582,003	$588,225	$582,945	$578,942	$572,905

Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, and (4) gain or loss on early extinguishment of debt.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

29

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

30

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Platform Efficiency Percentage
Management costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of total revenues, net of tenant charge-backs and other revenues.

	For the Three Months Ended Jun 30, 2020		For the Six Months Ended Jun 30,
(amounts in thousands)	2020	2019	2020	2019
Property management expenses	$22,260	$21,650	$45,536	$42,359
Less: tenant charge-backs	(559)	(1,230)	(1,979)	(2,592)
Less: noncash share-based compensation - property management	(441)	(346)	(880)	(639)
Property management expenses, net	21,260	20,074	42,677	39,128

General and administrative expense	11,493	10,486	22,759	19,921
Less: noncash share-based compensation - general and administrative	(1,649)	(923)	(3,018)	(1,582)
General and administrative expense, net	9,844	9,563	19,741	18,339

Leasing costs	992	1,130	1,902	2,129

Platform costs	$32,096	$30,767	$64,320	$59,596

Total revenues	$283,098	$281,860	$572,692	$561,064
Less: tenant charge-backs	(35,429)	(35,303)	(75,442)	(75,255)
Less: other revenues	(2,409)	(1,946)	(4,661)	(3,456)
Total portfolio rents and fees	$245,260	$244,611	$492,589	$482,353

Platform Efficiency Percentage	13.1%	12.6%	13.1%	12.4%

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

31

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Jun 30, 2020
Adjusted FFO attributable to common share and unit holders	$81,634
Common distributions	(17,699)
Retained Cash Flow	$63,935

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes, exchangeable senior notes, secured notes payable and borrowings outstanding under our revolving credit facility and term loan facility as of period end, and excludes unamortized discounts, the value of exchangeable senior notes classified within equity and unamortized deferred financing costs.

Total Market Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

32

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants on the 2028 Unsecured Senior Notes provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018, which have been filed as exhibits to the Company’s SEC reports, and the 2029 Unsecured Senior Notes provided in the Indenture dated as of February 7, 2018, as supplemented by the Second Supplemental Indenture dated as of January 23, 2019, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of August 17, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of June 30, 2017, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in the Company’s subsequent filings with the SEC.

33

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Investment Officer

Bryan Smith	Christopher C. Lau
Chief Operating Officer	Chief Financial Officer

Sara H. Vogt-Lowell
Chief Legal Officer

Corporate Information	Investor Relations

American Homes 4 Rent	(855) 794-AH4R (2447)
30601 Agoura Road, Suite 200	investors@ah4r.com
Agoura Hills, CA 91301
(805) 413-5300
www.americanhomes4rent.com

WA
OR
ID
NV
UT
CO
CA
AZ
NM
TX
OK
WI
IL
IN
OH
KY
TN
NC
SC
MS
GA
FL
Corporate & Property Management Headquarters
Property Management Offices
AMH State Presence

Analyst Coverage (1)

B. Riley FBR, Inc.	Bank of America Merrill Lynch	BTIG	Citi
Alex Rygiel	Jeff Spector	Ryan Gilbert	Nicholas Joseph
arygiel@brileyfbr.com	jeff.spector@baml.com	rgilbert@btig.com	nicholas.joseph@citi.com

Credit Suisse	Evercore ISI	Goldman Sachs & Co.	Green Street Advisors
Douglas Harter	Steve Sakwa	Richard Skidmore	John Pawlowski
douglas.harter@credit-suisse.com	steve.sakwa@evercoreisi.com	richard.skidmore@gs.com	jpawlowski@greenst.com

Janney Montgomery Scott	JMP Securities	J.P. Morgan Securities	Keefe, Bruyette & Woods, Inc.
Tyler Batory	Aaron Hecht	Anthony Paolone	Jade Rahmani
tbatory@janney.com	ahecht@jmpsecurities.com	anthony.paolone@jpmorgan.com	jrahmani@kbw.com

Mizuho Securities USA Inc.	Morgan Stanley	Raymond James & Associates, Inc.	Wells Fargo Securities
Haendel St. Juste	Richard Hill	Buck Horne	Todd Stender
haendel.st.juste@mizuho-sc.com	richard.hill1@morganstanley.com	buck.horne@raymondjames.com	todd.stender@wellsfargo.com

Zelman & Associates
Alexander Kalmus
alex@zelmanassociates.com
(1)The sell-side analysts listed above follow American Homes 4 Rent (“AMH”). Any opinions, estimates or forecasts regarding AMH’s performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.